                                                                   EXHIBIT 10.5

                              AMENDED AND RESTATED
                              PSF HOLDINGS, L.L.C.
                          1996 MANAGEMENT OPTION PLAN


1.   DEFINED TERMS

     Appendix A, which is incorporated by reference, defines the terms used in the Plan.

2.   PURPOSE

     The Plan has been established to advance the interests of the Company by enabling the Company to grant Options to selected Employees and others.

3.   ADMINISTRATION

     The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, to determine eligibility for and to grant Options, to determine, modify or waive the terms and conditions of any Option, to prescribe forms, rules and procedures (which it may modify or waive), and otherwise to do all things necessary to carry out the purposes of the Plan. Once an Option has been communicated in writing to a Participant, the Committee may not, without the Participant's consent, alter the terms of the Option so as to affect adversely the Participant's rights under the Option, unless the Committee expressly reserved the right to do so in the Option grant or the Option Agreement. The Committee may delegate ministerial tasks to any persons (including Employees) as it deems appropriate.

4.   UNITS SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 7, a total of 526,315 Units may be issued under the Plan including Units remaining under an Option that terminates without having been exercised in full, and Units subject to an Option where cash is delivered to the Participant in lieu of such Units. No fractional Units will be delivered under the Plan.

     No Option may be granted under the Plan after September 17, 2006 but Options previously granted may extend beyond that date.

5.   ELIGIBILITY AND PARTICIPATION

     Each Employee and each other person and entity providing services to the Company or its Affiliates who, in the opinion of the Committee is in a position to make a significant contribution to the success of the Company and its Affiliates shall be eligible to receive Options. Eligibility for ISOs is further limited to those persons whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

     The Committee in its sole discretion shall select those Employees, persons and entities to whom it grants options from those who are eligible.

6.   TERMS OF OPTIONS

     (a) EXERCISE PRICE. Each Option (except as otherwise expressly provided by the Committee consistent with continued qualification of the Option as a performance-based Option for purposes of Section 162(m) of the Code, or unless the Committee expressly determines that such Option is not subject to Section 162(m) of the Code or that the Option is not intended to qualify for the performance-based exception under Section 162(m) of the Code) will have an exercise price equal to the fair market value of the Units subject to the Option, determined as of the date of grant, except that an ISO granted to an Employee described in Section 422(b)(6) of the Code will have an exercise price equal to 110% of such fair market value.

     (b) OTHER TERMS. The Committee will determine the medium in which the exercise price is to be paid, the duration of the Option, the time or times at which an Option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with or service to the Company and its Affiliates, and all other terms of the Option.

     (c) ISO TREATMENT. Both ISOs and Options that are not incentive stock options may be granted under the Plan. No Option granted under the Plan will be an ISO unless the Committee expressly provides for ISO treatment.

     (d) PERFORMANCE OBJECTIVES. Where rights under an Option depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Option unless accomplished by a change in the express terms of the Option or other action that is without substantial consequence except as it affects the Option.

     (e) ALTERNATIVE SETTLEMENT WITH HOLDER CONSENT. The Company retains the right at any time, with the consent of the holder of the Option, to extinguish rights under such Option in exchange for payment in cash or other property on such terms as the Committee determines.

     (f) TRANSFERABILITY OF OPTIONS. Except as the Committee otherwise expressly provides, Options may not be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime an Option may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     (g) VESTING, ETC. The Committee shall determine the time or times at which an Option will vest (i.e., become free of restrictions) or become exercisable. Unless the Committee otherwise expressly so provides, Options granted to any person subject to
          Section 16 of the Exchange Act shall not vest or become exercisable prior to the date which follows by six months the date of the Option.

     (h) TERMINATION UPON DEATH. Unless the Committee expressly provides otherwise, all Options held by a Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within the lesser of (i) one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine) or (ii) the latest date on which such Option could have been exercised without regard to this Section 6(h), and shall thereupon terminate.

     (i) TERMINATION OTHER THAN UPON DEATH. Except as otherwise determined by the Committee, if a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Option award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), all Options held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change, and any Options that were exercisable immediately prior to the Status Change will continue to be exercisable for the shorter of (i) three months after the Status Change or (ii) the latest date on which such Option could have been exercised without regard to this Section 7(i), and shall thereupon terminate, unless the Status Change results from a discharge for cause as determined by the Committee in which case such Option shall immediately terminate upon the Status Change. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract.

     (j) TAXES. The Committee will make such provision for the withholding of taxes as it deems necessary. The Committee may, but need not, hold back Units from an Option or permit a Participant to tender previously owned Units in satisfaction of tax withholding requirements.

     (k) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, nor any rights as a shareholder except as to Units actually issued under the Plan. The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     (l) TIME AND MANNER OF EXERCISE. Unless the Committee expressly provides otherwise, (a) an Option will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Option; and (b) if the Option is exercised following the Participant's death by the Participant's beneficiary (or the executor or Committee of the Participant's estate), or in the case of incapacity by the Participant's legally appointed representative or guardian, or by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Option has the right to do so.

     (m) PAYMENT OF EXERCISE PRICE. Unless the Committee expressly provides otherwise, all payments of the Option exercise price will be by cash or check acceptable to the Committee. The Committee may provide for other forms of payment either at or after the time of the grant of the Option.

7.   EFFECT OF CERTAIN TRANSACTIONS

     (a) MERGERS, ETC. In the event of the consummation of a Covered Transaction (as defined below), any issued and outstanding Options, to the extent not previously vested, shall immediately vest and be exercisable; provided, however, that in anticipation of the consummation of such a Covered Transaction, the Committee may, in its discretion, immediately accelerate the vesting and exercisability of any issued and outstanding Options, or provide for a substitute or replacement Option from the Acquiring Entity (as defined below), if any, upon the consummation of such a Covered Transaction.

          The occurrence of one or more of the events described in subparts (i) and (ii) of this subparagraph (a) are herein collectively referred to as a "Covered Transaction":

          (i) a consolidation, merger or similar transaction involving the Company (other than a transaction covered by subparagraphs (b) and (c) below) which has one of or more of the following results:

                (A)  the Company is not the surviving entity;

                (B) a single person or entity or a group of persons and/or entities acting in concert (an "Acquiring Entity") acquire a majority amount or more of the Company's Units;

                (C)  there is a sale or transfer of all or
                     substantially all of the Company's assets; or,

                (D)  the Company is dissolved or liquidated.


          (ii) a consolidation, merger or similar transaction involving Premium Standard Farms, Inc., a Delaware corporation ("PSF"), which has one or more of the following results:

                (A)  PSF is not the surviving entity;

                (B) an Acquiring Entity acquires a majority amount or more of PSF's common stock, followed by a change in a majority of the membership of the Board of Directors of PSF, other than as a result of the death or voluntary resignation (for reasons unrelated to the acquisition) of any member or members of the Board, within six months from the date the Acquiring Entity acquires a majority amount or more of PSF's common stock;

                (C) there is a sale or transfer of all or substantially all of PSF's assets; or,

                (D)  PSF is dissolved or liquidated.

     It is not the intent of the Company or the Committee to include within the definition of a Covered Transaction changes in the ownership of the Company and/or PSF which are occasioned by the transfer or sale of Company Units and/or PSF common stock to one or more parties who acquire the Company Units and/or PSF common stock for purposes of a maintaining a passive investment in the Company and/or PSF. For these reasons, and notwithstanding anything set forth in this Paragraph 7 to the contrary, the Committee hereby reserves the authority to determine, in good faith, and in its sole discretion, whether the occurrence of a particular event (such as the sale of Company Units and/or PSF common stock to an affiliate, a current investor, or another third-party passive investor) falls within the definition of a Covered Transaction for purposes of this Paragraph 7. Once the Committee makes such a determination, the Committee's determination shall be binding upon the Company and all persons holding Options under this Plan.

     (b) DIVISION OR COMBINATION OF UNITS OR RECAPITALIZATION. In the event of a division of the Company's Units, the payment of a distribution to Members in Units, the combination of Units (e.g., the limited liability company equivalents of a stock split, stock dividend or reverse stock split), or the recapitalization or other change in the Company's Units or capital structure, the Committee will make appropriate adjustments to the maximum number of Units that may be delivered under the Plan, the number of Units subject to Options then outstanding, the exercise prices of then outstanding Options and any other provision of then outstanding Options affected by such change.

     (c)  CHANGE IN FORM, ETC.   In the event of a consummation of a
          transaction in which the Company is not the surviving entity but immediately thereafter holders of the Units immediately prior to such transaction hold all of the equity interests in the surviving entity, such that the transaction represents merely a change in the identity, form or place of organization of the Company (such as an incorporation, however effected), the Committee shall provide for substitute or replacement Options in the successor entity.

     (d) CERTAIN OTHER ADJUSTMENTS. The Committee may also make adjustments of the type described in paragraph (b) above to take into account distributions to Members, other than ordinary cash distributions made pro rata, with respect to all Members' Units, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Options made hereunder.

8.   CONDITIONS ON DELIVERY OF UNITS

     The Company will not be obligated to issue any Units pursuant to the Plan until the Company has approved all legal matters in connection with the issuance and delivery of such Units; if the outstanding Units are at the time listed on any stock exchange or national market system, the Units to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of notice of issuance; and all conditions of the Option have been satisfied or waived. If the sale of Units has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as the Company may consider appropriate to avoid violation of such Act.

9.   AMENDMENT AND TERMINATION

     Subject to the second sentence of Section 3, the Committee may at any time or times amend the Plan or any outstanding Option for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Options, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the holders of the Units, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 and under Sections 422 and 162(m) of the Code.


10.  GOVERNING LAW

     This Plan shall be governed by and construed in accordance with the laws of the state of Delaware, as applied to contracts made and performed within the state of Delaware, without regard to principles of conflicts of law. The Company and the parties each hereby irrevocably submit to the jurisdiction of any Delaware court or any federal court sitting in the city of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and each irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right of any person to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                                   APPENDIX A

                              DEFINITION OF TERMS

     The following terms, when used in the Plan, shall have the meanings set forth below:

     "AFFILIATE": Any entity owning, directly or indirectly, 50% or more of the outstanding Units, or in which the Company or any entity owns, directly or indirectly, 50% of the outstanding capital stock, partnership or membership interests (determined by aggregate voting rights) or other voting interests.

     "CODE": The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect.

     "COMMITTEE": A committee elected by vote of the Members. On and after registration of the Units under the Exchange Act, all members of the Committee must be "disinterested persons" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code, and the selection of persons subject to Section 16(b) of the Exchange Act for participation in the Plan, decisions concerning the timing, pricing and amount of any Option to such a person, and (to the extent required in order to qualify for the performance-based remuneration exception under Section 162(m) of the
Code) all other decisions under the Plan shall be made by a vote of at least a majority of such Committee members.

     "COMPANY":  PSF Holdings, L.L.C., a Delaware limited liability company.

     "COVERED TRANSACTION":  has the meaning provided in Section 7(a).

     "EMPLOYEE":  Any person who is employed by the Company or an Affiliate.

     "EXCHANGE ACT":  The Securities Exchange Act of 1934, as amended.

     "ISO": An Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     "MEMBERS":  Holders of membership interests in the Company

     "OPTION": Entitles the Participant to acquire Units on exercise thereof in accordance with the terms thereof.

     "PARTICIPANT": An Employee or other person or entity who is granted an Option under the Plan.

     "PLAN": The Amended and Restated PSF Holdings, L.L.C. 1996 Management Option Plan, as from time to time amended and in effect.

     "STATUS CHANGE":  has the meaning provided in Section 6(i).

     "RULE":  A Rule promulgated under the Exchange Act.

     "UNITS": Interests as Members of the Company, determined in accordance with the Company's Limited Liability Company Agreement dated as of September 17, 1996, as from time to time in effect.